EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2011 Third Quarter Financial Results

ELGIN, Ill., Oct. 19, 2011 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning and hazardous and non-hazardous waste services to small and mid-sized customers, today announced results for the third quarter of fiscal year 2011, which ended September 10, 2011.

Third quarter highlights include:

  Sales increased 39.3%, to $37.2 million, compared to $26.7 million in the third quarter of fiscal 2010. For the first three quarters of fiscal 2011, sales increased 28.7% to $98.0 million, compared to $76.1 million in the first three quarters of fiscal 2010.
  Average sales per working day was approximately $640,000, compared to $460,000 in the third quarter of fiscal 2010 and compared to $540,000 in the second quarter of fiscal 2011.
  Basic EPS was $0.04 in the third quarter of fiscal 2011 compared to $0.05 in the third quarter of fiscal 2010.
  Our Environmental Services (ES) segment includes parts cleaning, containerized waste, and vacuum services. During the third quarter, ES sales increased $3.7 million, or 15.6% compared to the third quarter of 2010. During the first three quarters of fiscal 2011, ES sales increased $10.6 million, or 15.0% when compared to the first three quarters of fiscal 2010.
  Same-branch sales for our ES segment increased 13.7% for the quarter, measured for the 62 branches that were in operation throughout both the third quarters of 2011 and 2010. For the first three quarters of fiscal 2011, ES same-branch sales increased 13.9%, measured for the 62 branches that were in operation throughout the first three quarters of both 2011 and 2010.
  Our Oil Business (OB) segment includes used oil collection and our re-refining activities. During the third quarter, OB sales increased $6.8 million, or 239%, compared to the third quarter of fiscal 2010, reflecting initial sales of intermediate products and by-products from our used-oil re-refinery in Indianapolis. During the first three quarters of fiscal 2011, OB sales increased $11.3 million, or 213%.

Mr. Joseph Chalhoub, President and Chief Executive Officer of Heritage-Crystal Clean, Inc. commented, "We are pleased with our third quarter. We had a successful start-up of the front section of our re-refinery, which enabled us to begin testing and to produce some intermediate products which were sold during the quarter. This resulted in a significant increase in our revenue. Construction is continuing on the remainder of the plant, which is expected to be complete near the end of 2011. Upon completion, we will be able to produce significantly higher-value lubricating base oil."

Chalhoub added: "Our Oil Business was a major contributor to our quarterly results. Revenue from this segment more than tripled from the year-ago quarter, and the segment contributed to profit before corporate SG&A, versus a loss in the year-ago quarter. Our Environmental Services segment also showed good top-line growth, but margins declined as we continued to experience higher costs for energy-related materials such as solvent and vehicle fuel compared to the prior year - and we did not enjoy the benefit of inventory gains that we experienced during the first and second quarter of this year. We are currently investigating ways to restore our ES margins to more normal levels."

Mr. Greg Ray, Chief Financial Officer and Vice President of Business Management, stated, "During the quarter, we continued our rapid expansion of our used oil collection fleet, and by the end of the quarter we were operating 72 used oil collection trucks, compared to 30 trucks at the same time last year. Because we have made major investments over the past decade to develop our infrastructure of 67 branch locations, and have put in place an excellent team to run these branches, we feel that we can continue to leverage these assets to expand our presence in the used oil collection business. Our recent progress in this respect is encouraging."

Ray added: "During the third quarter, we made the second draw of $10.0 million on our bank credit facility to fund the re-refinery construction costs, and at the end of the third quarter we had approximately $12.7 million of cash on hand."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiary.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to complete our used oil re-refinery as anticipated; the used oil re-refinery does not perform as anticipated; we are unable to generate sufficient funds to build and support our used oil re-refinery; we do not realize the anticipated benefits from our acquisition of the Warrior Group; our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including the recent recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 4, 2011 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 67 branches serving over 44,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The Company will host a conference call on Thursday October 20, 2011 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	September 10, 2011	January 1, 2011
ASSETS

Current Assets:
Cash and cash equivalents	$ 12,703	$ 21,757
Accounts receivable - net	17,162	13,478
Income tax receivables	866	27
Inventory - net	18,167	11,647
Deferred income taxes	1,104	731
Other current assets	2,599	2,154
Total Current Assets	52,601	49,794
Property, plant and equipment - net	49,976	22,049
Equipment at customers - net	16,075	15,002
Goodwill	1,137	—
Software and intangible assets - net	3,530	2,727
Total Assets	$ 123,319	$ 89,572

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current maturities of long-term debt	$ 668	$ —
Accounts payable	14,810	10,058
Accrued salaries, wages, and benefits	2,919	2,242
Taxes payable	2,852	913
Other accrued expenses	1,451	1,139
Total Current Liabilities	22,700	14,352
Long-term debt, less current maturities	1,463	—
Note payable	20,000	—
Deferred income taxes	2,177	1,676
Total Liabilities	$ 46,340	$ 16,028

STOCKHOLDERS' EQUITY:

Common stock - 18,000,000 shares authorized at $0.01 par value, 14,326,052 and 14,220,321 shares issued and outstanding at September 10, 2011 and January 1, 2011, respectively	143	142
Additional paid-in capital	71,301	69,532
Retained earnings	5,535	3,870
Total Stockholders' Equity	76,979	73,544
Total Liabilities and Stockholders' Equity	$ 123,319	$ 89,572

Heritage-Crystal Clean, Inc.
Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	Third Quarter Ended,			First Three Quarters Ended,
	September 10, 2011		September 11, 2010	September 10, 2011	September 11, 2010

Sales	$ 37,244		$ 26,736	$ 97,951	$ 76,079
Operating expenses --
Operating costs	30,197		20,397	77,438	56,337
Selling, general and administrative	4,886		4,000	14,242	12,502
expenses
Depreciation and amortization	1,208		1,076	3,533	3,160
Loss (gain) on the disposal of fixed assets	1		—	(11)	39
Operating income	952		1,263	2,749	4,041
Interest expense - net	9		—	23	—
Income before income taxes	943		1,263	2,726	4,041
Provision for income taxes	335		536	1,061	1,719
Net income	$ 608		$ 727	$ 1,665	$ 2,322

Net income per share: basic	$ 0.04	*	$ 0.05	$ 0.12	$ 0.19
Net income per share: diluted	$ 0.04		$ 0.05	$ 0.11	$ 0.19

Number of weighted average shares outstanding: basic	14,325		14,197	14,293	11,945
Number of weighted average shares outstanding: diluted	14,822		14,245	14,674	11,998

*Includes impact of the correction of an error identified in the third quarter of 2011 that related to the second quarter of 2011, which increased third quarter net income by $109. Basic and diluted EPS without the adjustment would have been $0.03.

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(In Thousands)
(Unaudited)

	Third Quarter Ended, September 10, 2011
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 27,629	$ 9,615	$ —	$ 37,244
Operating expenses --
Operating costs	22,145^	8,052	—	30,197
Operating depreciation and amortization	977	90	—	1,067
Profit before corporate selling, general and administrative expenses	4,507	1,473		5,980
Selling, general and administrative expenses	—	—	4,886	4,886
Depreciation and amortization from selling, general and administrative expenses	—	—	141	141
Total selling, general and administrative expenses			5,027	5,027
Other expense (income)	—	—	1	1
Operating income				952
Interest expense - net	—	—	9	9
Income before income taxes				943
Provision for income taxes	—	—	335	335
Net income				$ 608

^Includes impact of the correction of an error identified in the third quarter of fiscal 2011 that related to the second quarter of fiscal 2011.

	Third Quarter Ended, September 11, 2010
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 23,897	$ 2,839	$ —	$ 26,736
Operating expenses --
Operating costs	17,243	3,154	—	20,397
Operating depreciation and amortization	915	10	—	925
Profit (loss) before corporate selling, general and administrative expenses	5,739	(325)		5,414
Selling, general and administrative expenses	—	—	4,000	4,000
Depreciation and amortization from selling, general and administrative expenses	—	—	151	151
Total selling, general and administrative expenses			4,151	4,151
Other expense (income)	—	—	—	—
Operating income				1,263
Interest expense - net	—	—	—	—
Income before income taxes				1,263
Provision for income taxes	—	—	536	536
Net income				$ 727

	First Three Quarters Ended, September 10, 2011
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 81,382	$ 16,569	$ —	$ 97,951
Operating expenses --
Operating costs	61,342	16,096	—	77,438
Operating depreciation and amortization	2,871	217	—	3,088
Profit before corporate selling, general and administrative expenses	17,169	256		17,425
Selling, general and administrative expenses	—	—	14,242	14,242
Depreciation and amortization from selling, general and administrative expenses	—	—	445	445
Total selling, general and administrative expenses			14,687	14,687
Other expense (income)	—	—	(11)	(11)
Operating income				2,749
Interest expense - net	—	—	23	23
Income before income taxes				2,726
Provision for income taxes	—	—	1,061	1,061
Net income				$ 1,665

	First Three Quarters Ended, September 11, 2010
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 70,793	$ 5,286	$ —	$ 76,079
Operating expenses --
Operating costs	49,973	6,364		56,337
Operating depreciation and amortization	2,685	27		2,712
Profit (loss) before corporate selling, general and administrative expenses	18,135	(1,105)	—	17,030
Selling, general and administrative expenses			12,502	12,502
Depreciation and amortization from selling, general and administrative expenses			448	448
Total selling, general and administrative expenses			12,950	12,950
Other expense (income)			39	39
Operating income				4,041
Interest expense - net				—
Income before income taxes				4,041
Provision for income taxes			1,719	1,719
Net income				$ 2,322

Total assets by segment as of September 10, 2011 and January 1, 2011 were as follows (in thousands):

	September 10, 2011	January 1, 2011
Total Assets:
Environmental Services	$ 30,815	$ 26,498
Oil Business	48,717	13,261
Unallocated Corporate Assets	43,787	49,813
Total	$ 123,319	$ 89,572

Segment assets for the Environmental Services and Oil Business segments consist of property, plant, and equipment, intangible assets, and inventories allocated to each segment. Oil Business assets include the preliminary fair values of assets acquired from the Warrior Group, including goodwill. Assets for the Corporate unallocated amounts consist of property, plant, and equipment used at the Corporate headquarters, as well as cash, accounts receivable, and tax assets.

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA)
(Unaudited)

	Third Quarter Ended,		First Three Quarters Ended,
	(Dollars in Thousands)		(Dollars in Thousands)

	September 10, 2011	September 11, 2010	September 10, 2011	September 11, 2010

Net income	$ 608	$ 727	$ 1,665	$ 2,322

Interest expense - net	9	—	23	—

Provision for income taxes	335	536	1,061	1,719

Depreciation and amortization	1,208	1,076	3,533	3,160

EBITDA(a)	$ 2,160	$ 2,339	$ 6,282	$ 7,201

(a)
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:
EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;
EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.
CONTACT:  Greg Ray, Chief Financial Officer and VP Business Management
          (847) 836-5670